Rebate and Marketing Fund
Addendum to The 1994/1995 Microsoft
Channel Agreement
(July - December, 1994)

This Addendum ("Addendum") entered into as of the 1st day of July, 1994, modifies that certain Microsoft 1993/1994 Channel Agreement ("Agreement") between MICROSOFT CORPORATION ("MS") having its principal place of business at One Microsoft Way Redmond, WA 98052 and EGGHEAD SOFTWARE ("CUSTOMER") having its principal place of business at 22011 SE 51st Street, Issaquah, WA 98027. The Agreement is hereby supplemented as follows:

1.  Purpose

The purpose of this Addendum is to set forth the framework by which CUSTOMER may earn Rebates and Marketing Funds. For purposes of this Addendum, capitalized terms not otherwise defined herein, shall have the same definitions as set forth in the Agreement

2.  Term and Termination

This Addendum shall be effective as of the date executed by MS below, and shall expire on December 31, 1994. Either party may terminate this Addendum, with or without cause, upon thirty (30) days prior written notice. This Addendum is not valid unless both MS and CUSTOMER have executed a Microsoft 1994/1995 Channel Agreement.

3.  Definitions

All capitalized terms included in this Addendum are as defined in Schedule A attached hereto.

4.  Rebates

4.1  Rebate Program

CUSTOMER is eligible to receive up to a ----- percent (-----%) Rebate during the Rebate and Marketing Fund Period. The Rebate shall be paid provided CUSTOMER complies with the program guidelines outlined in Schedule B. Notwithstanding such program guidelines, MS may, at its sole discretion, ------------------------- of the Rebate prior to the end of the Rebate and Marketing Fund Period. The Rebate so paid may be adjusted subsequently based upon compliance with the program guidelines.

5.  Marketing Funds

	5.1  Base Level Funds

In partial consideration for CUSTOMER's Qualified ----------------, MS hereby grants to CUSTOMER the use of Marketing Funds calculated --------
- -- by the total --------- Product CUSTOMER purchased from MS multiplied by each Product s respective Marketing Fund --------------- as outlined in Schedule C attached hereto. MS reserves the right to modify Schedule C at anytime without notice. Marketing Funds accrue ---- and shall expire on -----------------.

Marketing Funds shall not begin accruing until both CUSTOMER and MS have executed this Addendum. Should CUSTOMER fail to execute, or should MS be unable to execute this Addendum by ----------------, for each full month after --------------, in which this Addendum is not executed, CUSTOMER shall not receive such month's Marketing Fund accrual.

5.2  Opportunity Funds

Periodically, MS may allow CUSTOMER to participate in other MS programs in which CUSTOMER shall receive additional Marketing Funds.

5.3  Guidelines for Marketing Fund Use

MS shall provide CUSTOMER with a guideline of activities which MS sees as a priority for spending the funds. The Microsoft Reseller Marketing Fund Guidelines is attached hereto as Schedule D, and Section 5.4 below.

5.4  Street Date Program

From time to time, MS may announce new Product or new versions of existing Product for which MS shall set a Street Date. MS shall ship such Product to CUSTOMER provided that:

(a) CUSTOMER shall not display or sell the Product in any sales office, retail store, or outlet prior to established Street Date; and

(b) CUSTOMER's distribution centers and warehouse shall not distribute, for period of up to ----- (-----) months, Product to any individual sales office, retail store or outlet which MS in its sole discretion has determined in violation of the Street Date Program.

Should CUSTOMER violate the terms of this Section 4.2, CUSTOMER shall be penalized ----- (-----) of the total Marketing Fund accrual for the ----
- ------- in which the violation occurred.  Further, for a period of up to
- ----- (-----) months, MS reserves that right to withhold shipment to CUSTOMER of future Product until the Street Date of such Product

6.  Reporting Requirements

CUSTOMER shall submit reports to MS as outlined in CUSTOMER's Rebate Guidelines, and in Schedule E attached hereto in accordance with the EDI Reporting Guidelines attached hereto as Schedule F. Failure by CUSTOMER to comply with the terms of the Guidelines will result in CUSTOMER's loss of its ------------------------- total for each ----- reporting is non-compliant. Further, CUSTOMER shall ----- (-----) of its Marketing Fund accruals for each ----- reporting is non-compliant.









IN WITNESS WHEREOF, the parties have signed this Addendum on the date indicated below. This Addendum is hereby made part of the Agreement. All terms and conditions of the Agreement not supplemented herein shall remain in full force and effect. This Addendum is not binding until executed by MS.


AGREED AND ACCEPTED TO BY	AGREED AND ACCEPTED TO BY
MICROSOFT CORPORATION ("MS"):	EGGHEAD SOFTWARE
	("CUSTOMER")

By	By

Name (please print)	Name (please print)


Title	Title

	6/30/94
Date	Date



Schedule B

Rebate Program Guidelines

Rebate Program Overview

Programs	The July/December, 1994, Rebate period offers two
rebate programs. Rebate percentages available are listed in the table below. Details on each program are also included in this document.

		Maximum Percentage	Outlined on
	Rebate Incentive	Available	Page(s)
	---------- Program	-----%	B-2/B-3
	Total Sales-out Program	-----%	B-4
	Total	-----%


Rebate		Rebates will be paid in the form of Microsoft purchase
credits ----
Calculations		days after the end of each quarter rebate period
(i.e. ---------------
and Payments	for July/September 1994 quarter).  Rebates are
calculated by multiplying the achieved rebate
percentage by the total ----------- for the rebate
period.  Note: ---------------------------------------
- ------------------------------------------------------
- -----------------------------------------------

Compliance		Provided that Egghead is compliant with all of the
compliance
Rebate		requirements, the compliance rebate will be paid in
the form of a
Payment		purchase credit for use toward Microsoft products each
- ----- to Egghead on the ------------------------------
- -.

Any issues surrounding rebates should be sent in writing to Kristin Weeber, Rebate Specialist, no later than 30 days following receipt of rebate payment. If such written notice is not provided within thirty (30) days, Egghead shall have no further right to dispute rebate payment.

Compliance Rebate Program

Program		The objective of the Compliance Rebate Program is to
incent
Objectives		Egghead to be compliant with Microsoft contractual
requirements for payments, Street Dates, and reporting.

Non-			Failure to be compliant with any or all of the current
compliance
compliance		will result in the -----------------------------------
- ---------------------.

1. Microsoft		At all times during the Rebate Period, a minimum
of --------------
Payment		percent (-----%) of Egghead's total dollar amount due
to MS shall
Requirements	be ----- (net ----- days).

2. Microsoft		Street Date Program requirements are as outlined
in Section 5.4
Street Date		of the Addendum.
Requirements

3. Microsoft		All reports outlined below must be Timely,
Accurate and
Reporting		Complete.  For purposes of this Schedule B, "Timely"
is defined
Requirements	as MS receipt of reporting by the due date and time
indicated, "Accurate" is defined as the correct population of all reporting fields, and "Complete" is defined as the population of all required reporting fields.

FAST TRACK REPORTING

Fast Track Reporting is defined as a weekly report via
Electronic Data Interchange format ("EDI") of weekly -
- --------------------.  Egghead must report sales from
- --------------------------.  Egghead must make the EDI
reports available to MS' EDI mailbox each Monday by 8:00am (Pacific time). These reports shall cover the seven-day period ending the prior Friday night

Reporting Requirements

 	Each unit of single license Full Package Product should be reported as one unit. This applies for both Microsoft products and for competitive products.
 	Any single Microsoft product that includes multiple licenses should be reported as one unit. Microsoft will then convert the quantity of multiple license units sold to the number of licenses they represent. Examples of these products include MMLP 20 Pack, MMLP 100 Pack, and AED 10 Pack.
 	Each competitive multiple license product should be reported as the number of licenses represented.
 	All volume licensing agreements (such as MOLP, MVLP, and MELP) should be reported as one unit for each license sold.

Example: If Egghead sold a quantity of five units of a Microsoft 20 user MMLP, Egghead would report a quantity of five units of that SKU. However, if Egghead sold a quantity of five units of a competitor's 20 user MMLP, Egghead would report a quantity of 100 licenses.

3. Microsoft
Reporting		------------------------- REPORTING
Requirements
The following table outlines the --------------- product categories for EDI reporting. In addition, the table also specifies the Microsoft products and the competitive products that will be included in the aggregated ---------------- reporting for the Fast
Track Rebate Program:

	Category	Microsoft product	Competitive
Products

	Windows word 	Word for Windows*	------------------
- -------
	processors		------------------
- -------


	Windows	Microsoft* Excel for	------------------
- -------
	spreadsheets	Windows*	------------------
- -------

	Windows bundles	Office for Windows*	------------------
- -------

	Windows Databases	Microsoft Access* for	------------------
- -------			Windows*	------
- -------------------
		FoxPro* for Windows*	------------------
- -------

	Mail Servers	Microsoft* Mail	------------------
- -------
			------------------
- -------

	Network Operating	WindowsNT* Advanced	------------------
- -------
	Systems	Server	------------------
- -------
		LAN Manager	------------------
- -------
			------------------
- -------

Accounts are required to report -------- (CTIA type
"32") units and ------------------ for each Microsoft
SKU, but are required only to report total license count for --------------------- (CTIA type "32") for each category. All SKUs for these titles should be counted, including full packaged product, upgrades, multiple license packs, education, and government
SKUs.

Example: If Egghead sold-through 50 units of ---------
- --------------------- for Windows in one week, then
Egghead would report a total of 70 units sell-through of ------------------ products in the Windows
Spreadsheet category.

- ---------------------- REPORTING

Egghead must submit ----- or ----- reporting by the 10th of each month for the prior month in the format outlined in Schedule D. Reporting shall be transmitted in electronic format and sent via modem to 1-800-831-
6316, or on tape or diskette to MS at the following address:

Microsoft Corporation
Reseller Reporting Group
One Microsoft Way
Redmond, WA 98052

Should Egghead provide on a compliant basis for three
(3) consecutive months both monthly ----- and ----- reporting, and weekly Fast Track Reporting, MS may at its sole discretion grant a written waiver of Egghead monthly ----- and ----- Reporting requirements.

Total Sales-out Rebate Program

Program Objective		The objective of the Total Sales-out Rebate Program is
to	increase sales of Microsoft products.

Rebate Percentages		The total possible rebate percentage achievable for
Total Sales- 	out Rebate Program is -----% of Qualified ------------
- ---------- for July/December 1994.

Goal Definition			The program goals are based upon the following:-----------
- -------------------- of Microsoft products.
 	Microsoft's ------------------------------------
- --------------.
 	Egghead's --------------------------------------
- -------------.

Rebate Goals		Egghead's Total Sales-out Rebate Program goals are as
follows:
	July - September, 1994: $----------
	October - December, 1994: $----------

Sales-out Definitions/ Measurements		Microsoft Product Sales-out is defined
as those Microsoft product	units sold through Egghead outlet locations.
Egghead's full	packaged product, MOLP, and upgrade sales-out units
will be measured from the sales-out reported by
Egghead to Microsoft Revenue from licensing sales is
captured and generated by Microsoft's financial
systems and included in total sales-out used to
measure product sales-out rebate performance.

License revenue (Select and Microsoft Maintenance) credit is granted as Microsoft recognizes the revenue.
This occurs when Microsoft has received the customer's license reporting. Following receipt of reporting, Microsoft bills the customer/reseller and simultaneously recognizes the revenue.

Program Requirements		Egghead must achieve -----% of the Microsoft dollar --
- -----------	goal in order to receive their entire sales-out
rebate for July/December 1994.  If Egghead achieves
greater than -----% of their sales-out goal,
Egghead will receive the exact achieved percentage of
the sales-out rebate goal.  If Egghead achieves less
than -----% of their rebate goal, they will not
receive any portion of the sales-out rebate.  The
purpose of this scale is to offer an incentive for
accounts to meet a portion of their goal in the event
they cannot achieve the full Microsoft sales-out
goal.

Example: If Egghead has a quarterly sales out goal of ------------------- and Egghead sells -----------
- ----- over the quarter period, Egghead will receive --
- ---% of the eligible -----% sales out rebate percentage, or -----%.